Exhibit 5.1

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

Lawyers

OFFICES		MAILING ADDRESS
2500 Wachovia Capitol Center		P.O. Box 2611
Raleigh, North Carolina 27601		Raleigh, North Carolina
27602-2611

August 17, 2005

TELEPHONE: (919) 821-1220
FACSIMILE: (919) 821-6800

The Pantry, Inc.

1801 Douglas Drive

Sanford, North Carolina 27330

Ladies and Gentlemen:

Reference is made to our opinion dated June 29, 2004 and included as Exhibit 5.1 to the Registration Statement on Form S-3 (File No. 333-116972) (the “Registration Statement”) filed on June 29, 2004 by The Pantry, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We are rendering this supplemental opinion in connection with the Company’s issuance and delivery of 421,303 shares (the “Shares”) of its common stock, par value $.01 per share, in final settlement of, and pursuant to, that certain Confirmation of Forward Sale Transaction (the “Forward Sale Agreement”) dated October 13, 2004, by and between the Company and Merrill Lynch International (“MLI”), as forward purchaser (the “Settlement Transaction”).

This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Shares are to be issued and delivered in the manner set forth in the Registration Statement, the Prospectus contained therein (the “Prospectus”) and the supplement to the Prospectus (the “Prospectus Supplement”) dated October 14, 2004, relating to the public offering of up to 5,750,000 shares of the Company’s common stock, including 1,500,000 shares offered to MLI in connection with the Forward Sale Agreement and 3,500,000 shares offered for the respective accounts of persons identified in the Prospectus Supplement as selling stockholders.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, (ii) the Prospectus, (iii) the Prospectus Supplement, (iv) the Company’s Certificate of Incorporation, as amended, (v) the Company’s Bylaws, as amended, (vi) the minutes of the meetings of the Board of Directors of the Company as provided to us by the Company relating to the authorization and the issuance of Shares, and (vii) such other corporate documents, instruments and records as we, in our professional judgment, have deemed necessary for purposes of this opinion. Where we have considered it appropriate, as to certain facts we have relied, without investigation or analysis of any underlying data referenced therein, upon certificates or other comparable documents of public officials and officers or other appropriate representations of the Company.

The Pantry, Inc.

August 17, 2005

The opinion rendered herein is limited to the laws of the State of North Carolina and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and, to the extent expressly set forth herein, the federal laws of the United States, and no opinion is expressed as to the laws of any other jurisdiction.

Based upon the foregoing and the additional qualifications set forth below, it is our opinion that when issued and delivered in accordance with the Forward Sale Agreement, and in the manner described in the Registration Statement, the Prospectus, and the Prospectus Supplement, the Shares will be, upon receipt of payment therefor, validly issued, fully paid and nonassessable.

The opinion expressed herein does not extend to compliance with United States federal and state securities laws relating to the sale of the Shares. We have assumed that the appropriate action has been taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed in connection with the Settlement Transaction. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated pursuant to the Securities Act.

Our opinion is as of the date hereof, and we do not undertake to advise you of matters that might come to our attention subsequent to the date hereof which may affect our opinion expressed herein. This opinion is intended solely for your use in connection with the transactions described above. It may not be relied upon for any other purpose without our prior written consent.

Sincerely yours,

/s/ Smith, Anderson, Blount, Dorsett,
Mitchell & Jernigan, L.L.P.

SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.